Exhibit 3.2

AMENDED AND RESTATED BY-LAWS OF

UNIFI, INC.

ARTICLE I

SHAREHOLDERS

SECTION 1.01. ANNUAL MEETING. The annual meeting of shareholders for the election of Directors (as defined below) and the transaction of such other business as may come before it shall be held on such date in each calendar year and at such place as shall be fixed by the Board of Directors of the Corporation (the “Board”). References herein to a “Director” or “Directors” refer to a member or members of the Board.

SECTION 1.02. SPECIAL MEETINGS. Special meetings of the shareholders, for any purpose or purposes, may be called at any time by the Chairman of the Board or the President or by resolution of the Board. A special meeting of the shareholders shall be held at such place as shall be fixed by the person or persons calling the meeting and stated in the notice or waiver of notice of the meeting.

SECTION 1.03. NOTICE OF MEETINGS OF SHAREHOLDERS.

(a) Whenever shareholders are required or permitted to take any action at a meeting, notice shall be given stating the place, date and hour of the meeting and, unless it is the annual meeting, indicating that it is being issued by or at the direction of the person or persons calling the meeting. Notice of a special meeting shall also state the purpose or purposes for which the meeting is called. Notice of any meeting of shareholders may be written or electronic. A copy of the notice of any meeting shall be given, by mail, electronically or personally, not less than ten (10) days nor more than sixty (60) days before the date of the meeting, to each shareholder entitled to vote at such meeting. If mailed, such notice is given when deposited in the United States mail, with postage thereon prepaid, directed to the shareholder at his or her address as it appears on the Corporation’s record of shareholders, or, if the shareholder shall have filed with the Secretary a written request that notices to the shareholder be mailed to some other address, then directed to him or her at such other address. If transmitted electronically, such notice is given when directed to the shareholder’s electronic mail address as supplied by the shareholder to the Secretary or as otherwise directed pursuant to the shareholder’s authorization or instructions. An affidavit of the Secretary or other person giving the notice or of a transfer agent of the Corporation that the notice required by this paragraph has been given shall, in the absence of fraud, be prima facie evidence of the facts therein stated.

(b) When a meeting is adjourned to another time or place, it shall not be necessary to give any notice of the adjourned meeting if the time and place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken, and at the adjourned meeting any business may be transacted that might have been transacted on the original date of the meeting. However, if after the adjournment, the Board fixes a new record date for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record on the new record date entitled to notice under paragraph (a) of this Section.

SECTION 1.04. WAIVERS OF NOTICE. Notice of meeting need not be given to any shareholder who submits a waiver of notice, in person or by proxy, whether before or after the meeting. Waiver of notice may be written or electronic. If written, the waiver must be executed by the shareholder or the shareholder’s authorized officer, director, employee or agent by signing such waiver or causing his or her signature to be affixed to such waiver by any reasonable means, including, but not limited to, facsimile signature. If electronic, the transmission of the waiver must either set forth or be submitted with information from which it can reasonably be determined that the transmission was authorized by the shareholder. The attendance of any shareholder at a meeting, in person or by proxy, without protesting prior to the conclusion of the meeting the lack of notice of such meeting, shall constitute a waiver of notice by such shareholder.

SECTION 1.05. QUORUM.

(a) The holders of a majority of the votes of shares entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at a meeting of shareholders for the transaction of any business, provided that when a specified item of business is required to be voted on by a particular class or series of shares, voting as a class, the holders of a majority of the votes of shares of such class or series shall constitute a quorum for the transaction of such specified item of business. When a quorum is once present to organize a meeting, it is not broken by the subsequent withdrawal of any shareholders.

(b) The shareholders present may adjourn the meeting despite the absence of a quorum and at any such adjourned meeting at which the requisite amount of voting stock shall be represented, any business may be transacted which might have been transacted at the meeting as originally noticed.

SECTION 1.06. FIXING RECORD DATE.

(a) For the purpose of determining the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or to express consent to or dissent from any proposal without a meeting, or for the purpose of determining shareholders entitled to receive payment of any dividend or the allotment of any rights, or for the purpose of any other action, the Board may fix, in advance, a date as the record date for any such determination of shareholders. Such date shall not be more than sixty (60) days nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action.

(b) When a determination of shareholders of record entitled to notice of or to vote at any meeting of shareholders has been made as provided in paragraph (a) of this Section, such determination shall apply to any adjournment thereof, unless the Board fixes a new record date under paragraph (a) of this Section for the adjourned meeting.

SECTION 1.07. LIST OF SHAREHOLDERS AT MEETING. A list of shareholders as of the record date, certified by the Secretary or an Assistant Secretary or by a transfer agent, shall be produced at any meeting of shareholders upon the request of any shareholder pursuant to the provisions of applicable law, the Certificate of Incorporation or these By-laws. If the right to vote at any meeting is challenged, the inspectors of election, or person presiding thereat, shall require such list of shareholders to be produced as evidence of the right of the persons challenged to vote at such meeting, and all persons who appear from such list to be shareholders entitled to vote thereat may vote at such meeting.

SECTION 1.08. PROXIES.

(a) Every shareholder entitled to vote at a meeting of shareholders or to express consent or dissent without a meeting may authorize another person or persons to act for him or her by proxy.

(b) No proxy shall be valid after the expiration of eleven (11) months from the date thereof unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the shareholder executing it, except as otherwise provided by law.

(c) The authority of the holder of a proxy to act shall not be revoked by the incompetence or death of the shareholder who executed the proxy unless, before the authority is exercised, written notice of an adjudication of such incompetence or of such death is received by the Secretary or an Assistant Secretary.

(d) Without limiting the manner in which a shareholder may authorize another person or persons to act for him or her as proxy pursuant to paragraph (a) of this Section, the following shall constitute a valid means by which a shareholder may grant such authority:

(i) A shareholder may execute a writing authorizing another person or persons to act for the shareholder as proxy. Execution may be accomplished by the shareholder or the shareholder’s authorized officer, director, employee or agent signing such writing or causing his or her signature to be affixed to such writing by any reasonable means including, but not limited to, by facsimile signature.

(ii) A shareholder may authorize another person or persons to act for the shareholder as proxy by transmitting or authorizing the transmission of a telegram, cablegram or other means of electronic transmission to the person who will be the holder of the proxy or to a proxy solicitation firm, proxy support service organization or like agent duly authorized by the person who will be the holder of the proxy to receive such transmission, provided that any such telegram, cablegram or other means of electronic transmission must either set forth or be submitted with information from which it can be reasonably determined that the telegram, cablegram or other electronic transmission was authorized by the shareholder. If it is determined that such telegrams, cablegrams or other electronic transmissions are valid, the inspectors or, if there are no inspectors, such other persons making that determination shall specify the nature of the information upon which they relied.

(e) Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission created pursuant to paragraph (d) of this Section may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used, provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission.

SECTION 1.09. INSPECTORS OF ELECTION.

(a) The Board, in advance of any meeting of shareholders, shall appoint one or more inspectors to act at the meeting or any adjournment thereof and make a written report thereof. The Board may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate has been appointed, or if such persons are unable to act at a meeting of shareholders, the person presiding at the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his or her ability.

(b) The inspectors shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all shareholders. On request of the person presiding at the meeting or any shareholder entitled to vote thereat, the inspectors shall make a report in writing of any challenge, question or matter determined by them and execute a certificate of any fact found by them. Any report or certificate made by them shall be prima facie evidence of the facts stated and of the vote as certified by them.

SECTION 1.10. QUALIFICATION OF VOTERS.

(a) Except as expressly provided otherwise in the Certificate of Incorporation, every shareholder of record shall be entitled at every meeting of shareholders to one vote for every share standing in his or her name on the record of shareholders.

(b) Treasury shares and shares held by another domestic or foreign corporation of any type or kind, if a majority of the shares entitled to vote in the election of directors of such other corporation is held by the Corporation, shall not be shares entitled to vote or to be counted in determining the total number of outstanding shares.

(c) Shares held by an administrator, executor, guardian, conservator, committee or other fiduciary, except a trustee, may be voted by him or her, either in person or by proxy, without transfer of such shares into his or her name. Shares held by a trustee may be voted by him or her, either in person or by proxy, only after the shares have been transferred into his or her name as trustee or into the name of his or her nominee.

(d) Shares held by or under the control of a receiver may be voted by him or her without the transfer thereof into his or her name if authority so to do is contained in an order of the court by which such receiver was appointed.

(e) A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, or a nominee of the pledgee.

(f) Redeemable shares which have been called for redemption shall not be deemed to be outstanding shares for the purpose of voting or determining the total number of shares entitled to vote on any matter on and after the date on which written notice of redemption has been sent to holders thereof and a sum sufficient to redeem such shares has been deposited with a bank or trust company with irrevocable instruction and authority to pay the redemption price to the holders of the shares upon surrender of certificates therefor.

(g) Shares standing in the name of another domestic or foreign corporation or entity of any type or kind may be voted by such officer, agent or proxy as the by-laws (or comparable governing document) of such entity may provide or, in the absence of such provision, as the board of directors (or comparable governing body) of such entity may determine.

(h) Notwithstanding the foregoing paragraphs of this Section, the Corporation shall be protected in treating the persons in whose names shares stand on the record of shareholders as the owners thereof for all purposes.

SECTION 1.11. VOTE OF SHAREHOLDERS.

(a) Each Director nominee shall be elected by an affirmative vote of a majority of the votes cast with respect to such Director nominee by the shareholders entitled to vote in the election at a meeting at which a quorum is present, unless the number of nominees exceeds the number of Directors to be elected in which case each Director nominee shall be elected by a plurality of the votes of the shares properly represented and entitled to vote in the election at such meeting.

(b) For purposes of all matters to be voted on by the shareholders, including the election of Directors, a quorum of the shares entitled to vote must be present at the subject meeting. Abstentions and broker non-votes with respect to any shares shall be counted for purposes of determining the presence of a quorum, but they shall not be counted for purposes of determining the number of votes cast.

(c) Whenever any corporate action, other than the election of Directors, is to be taken by vote of the shareholders, such action shall be authorized by a majority of the votes cast in favor of or against such action at a meeting of shareholders by the holders of shares entitled to vote thereon, except as otherwise required by the Certificate of Incorporation, the Business Corporation Law of the State of New York (the “Business Corporation Law”) or the rules and regulations of the Securities and Exchange Commission (the “SEC”) or a stock exchange market on which any of the Corporation’s securities are listed.

(d) The vote upon any question before any meeting of shareholders need not be by ballot.

SECTION 1.12. WRITTEN CONSENT OF SHAREHOLDERS.

(a) Whenever under the Business Corporation Law shareholders are required or permitted to take any action by vote, such action may be taken without a meeting on written consent, setting forth the action so taken, signed by the holders of all outstanding shares entitled to vote thereon. This paragraph shall not be construed to alter or modify any provision in the Certificate of Incorporation not inconsistent with the Business Corporation Law under which the written consent of the holders of less than all outstanding shares is sufficient for corporate action.

(b) Written consent thus given by the holders of all outstanding shares entitled to vote shall have the same effect as a unanimous vote of shareholders, and any certificate with respect to the authorization or taking of any such action which is to be delivered to the Department of State of the State of New York shall recite that written consent has been given in accordance with Section 615 of the Business Corporation Law and that written notice has been given as and to the extent required by Section 615 of the Business Corporation Law.

(c) No written consent shall be effective to take the corporate action referred to therein unless, within sixty (60) days of the earliest dated consent delivered in the manner required by this paragraph to the Corporation, written consents signed by a sufficient number of holders to take action are delivered to the Corporation by delivery to its registered office in the State of New York, the Corporation’s principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of shareholders are recorded. Delivery made to the Corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested.

SECTION 1.13. REQUIREMENTS FOR CONSIDERATION OF A SHAREHOLDER PROPOSAL. In order for any proposal by a shareholder to be considered at any annual meeting of shareholders (or at any special meeting in lieu of an annual meeting), including, without limitation, any proposal to elect a nominee as a Director at such meeting, the shareholder must give timely notice thereof (a “Proposal Notice”) to the Secretary and otherwise satisfy the requirements of this Section.

(a) In order for a Proposal Notice to be timely and properly given with respect to an annual meeting of shareholders, the Proposal Notice must be in writing and be received by the Secretary at the Corporation’s principal executive offices no earlier than one hundred twenty (120) days and no later than ninety (90) days prior to the first anniversary of the preceding year’s annual meeting of shareholders; provided, however, that if the date of the annual meeting is more than thirty (30) days before or more than ninety (90) days after such anniversary date, then the Proposal Notice must be received by the Secretary no earlier than one hundred twenty (120) days prior to such annual meeting and no later than the close of business on the later of (i) ninety (90) days prior to the subject meeting or (ii) ten (10) days following the day on which the Corporation first announced publicly (or mailed notice to the shareholders of) the date of such meeting. In no event shall any adjournment or postponement of an annual meeting or the announcement thereof commence a new time period for the delivery of a shareholder’s notice under this paragraph.

(b) To be in proper form, a Proposal Notice must set forth: (i) the name and address, as they appear on the Corporation’s books, of the proposing shareholder and the name and address of any Shareholder Associated Person (as defined below); (ii) (A) the class and number of shares or other securities of the Corporation which are owned of record or beneficially by such shareholder or any Shareholder Associated Person and (B) any derivative positions held of record or beneficially by such shareholder or any Shareholder Associated Person related to, or the value of which is derived in whole or in part from, the value of any class of the Corporation’s shares or other securities and whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of, or any other agreement, arrangement or understanding has been made, the effect or intent of which is to mitigate loss to, or to manage the risk or benefit from share price changes for, or to increase or decrease the voting power of, such shareholder or any Shareholder Associated Person with respect to the Corporation’s shares or other securities; (iii) the text of the proposal to be presented and a brief written statement of the reasons for such shareholder’s support of the proposal; (iv) a detailed description of any material interest of such shareholder or any Shareholder Associated Person in the proposal, including a description of all agreements, arrangements and understandings between or among any of such shareholder, any Shareholder Associated Person and any other person or persons (naming such person or persons) in connection with the proposal of such business; (v) a representation that such shareholder is entitled to vote at such meeting and intends to appear in person or by proxy to present the proposal at such meeting; (vi) any other information regarding such shareholder or any Shareholder Associated Person or such proposal that would be required to be disclosed in a proxy statement or other filings required to be made in connection with a contested solicitation of proxies pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder, if Section 14 were applicable; (vii) a representation whether either such shareholder or any Shareholder Associated Person intends or is part of a group which intends to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve or adopt the proposal or to elect the nominee and/or otherwise to solicit proxies from shareholders in support of such proposal or nomination; and (viii) an undertaking by such shareholder to notify the Corporation in writing of any change in the foregoing information as of the record date for the subject meeting, by providing such notice to the Secretary not later than the tenth (10th) day following such record date, and thereafter to notify the Corporation of any change in any such information by providing notice in writing to the Secretary by the earlier of two (2) business days of the change or by the commencement of such annual meeting.

(c) If a proposal is to nominate one or more persons for election as a Director, the Proposal Notice must set forth: (i) as to the shareholder giving the Proposal Notice, the information set forth in clauses (i), (ii), (vi) and (vii) of paragraph (b) of this Section; and (ii) as to each person whom the shareholder proposes to nominate for election or reelection as a Director (A) the name, age, business address and residence address of such person, (B) the background and qualification of such person, including, without limitation, the principal occupation or employment of such person, (C) (1) the class and number of shares or other securities of the Corporation which are owned of record or beneficially by such person or any Shareholder Associated Person and (2) any derivative positions held of record or beneficially by such person or any Shareholder Associated Person related to, or the value of which is derived in whole or in part from, the value of any class of the Corporation’s shares or other securities and whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of, or any other agreement, arrangement or understanding has been made, the effect or intent of which is to mitigate loss to, or to manage the risk or benefit from share price changes for, or to increase or decrease the voting power of, such person or any Shareholder Associated Person with respect to the Corporation’s shares or other securities, (D) a written statement executed by the person (1) acknowledging that as a Director of the Corporation, the nominee will owe a fiduciary duty under New York law with respect to the Corporation and its shareholders, (2) disclosing whether such person is a party to an agreement, arrangement or understanding with, or has given any commitment or assurance to, any person or entity as to how such person, if elected as a Director, will act or vote on any issue or question, (3) disclosing whether such person is a party to an agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a Director, (4) agreeing to update continually the accuracy of the information required by the immediately preceding clauses (2) and (3) for as long as such person is a nominee or a Director and (5) agreeing if elected as a Director to comply with all applicable codes of conduct and ethics, corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Corporation applicable to Directors, and (E) any other information regarding such person or any Shareholder Associated Person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with a contested solicitation of proxies for the election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder, if Section 14 were applicable (including, without limitation, such person’s (1) written consent to being named in the Corporation’s proxy statement as a nominee and to serving as a Director if elected and (2) agreement to provide information that the Board requests to determine whether such person qualifies as an independent Director under applicable rules, regulations and guidelines) or that the Corporation may reasonably require to determine the eligibility of such person to serve as a Director. At the request of the Board, any person nominated by the Board, or by any nominating committee of or a person appointed by the Board, for election as a Director shall furnish to the Secretary that information required to be set forth in clause (ii) of this paragraph.

(d) “Shareholder Associated Person” of any shareholder means (i) any person controlling, directly or indirectly, or acting in concert with, such shareholder, (ii) any beneficial owner of shares of stock of the Corporation owned of record or beneficially by such shareholder and (iii) any person controlling, controlled by or under common control with such Shareholder Associated Person.

(e) Nothing contained in this Section shall restrict any right of the Corporation, under applicable law, to conclude that any proposal is inappropriate for consideration by the shareholders at the subject meeting, or shall obligate the Corporation to include any proposal in the Corporation’s proxy materials for the subject meeting. The requirements of this Section are separate from and in addition to the requirements of the Exchange Act. A shareholder shall comply with all applicable requirements of the Exchange Act and the rules and regulations promulgated thereunder with respect to the matters set forth in this Section; provided, however, that any references herein to the Exchange Act or the rules and regulations promulgated thereunder are not intended to and shall not limit any requirements applicable to shareholder proposals pursuant to this Section. Nothing in this Section shall be deemed to affect any rights of the Corporation’s shareholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to the rules and regulations promulgated by the SEC under the Exchange Act. No business proposed to be brought by a shareholder may be brought if before the meeting such shareholder or a Shareholder Associated Person, as applicable, takes any action contrary to the representations made pursuant to the provisions of this Section applicable to such business or if the Proposal Notice applicable to such business contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements therein not misleading. If a shareholder who otherwise has given proper notice of a proposal does not appear or send a qualified representative to present such proposal at such annual meeting or is no longer a holder of record on the date of such meeting, the Corporation need not present such proposal for a vote at such meeting, notwithstanding that proxies in respect of such vote may have been received by the Corporation. The chairman of the meeting shall, if the facts warrant, determine and declare at the meeting that such business was not properly brought before the meeting and in accordance with the provisions of this Section and, if the chairman of the meeting should so determine, he or she shall so declare at the meeting that any such business not properly brought before the meeting shall not be conducted.

SECTION 1.14. ORGANIZATION. At each meeting of shareholders, the Chairman of the Board or the President or, in their absence, such person as shall be selected by the Board shall act as chairman of the meeting. The order of business at each such meeting shall be as determined by the chairman of the meeting. The chairman of the meeting shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts and things as are necessary or desirable for the proper conduct of the meeting, including the establishment of procedures for the maintenance of order and safety, limitations on the time allotted for questions or comments on the affairs of the Corporation, restrictions on entry to such meeting after the time prescribed for the commencement thereof and the opening and closing of the voting polls. The Secretary or, in his or her absence, an Assistant Secretary or, in the absence of the Secretary and an Assistant Secretary, such person as shall be selected by the Board shall act as secretary of the meeting.

ARTICLE II

DIRECTORS

SECTION 2.01. MANAGEMENT OF BUSINESS; QUALIFICATIONS OF DIRECTORS. The business of the Corporation shall be managed under the direction of the Board, each member of which shall be at least eighteen (18) years of age. Directors need not be shareholders of the Corporation.

SECTION 2.02. NUMBER OF DIRECTORS. The number of Directors shall be as set forth in the Certificate of Incorporation. In no case will a decrease in the number of Directors shorten the term of an incumbent Director.

SECTION 2.03. ELECTION AND TERM OF DIRECTORS. At each annual meeting of shareholders, each Director shall be elected to hold office until the next annual meeting of shareholders, subject to prior death, resignation, retirement or removal from office, and until his or her successor, if there is to be one, has been elected and qualified. An existing Director who is a nominee for reelection and who is not reelected shall be deemed to have tendered to the Board (immediately upon his or her failure to be reelected) his or her resignation as a Director; such person shall confirm in writing his or her tender of such resignation, if requested by the Secretary; and the Board (without the participation of such person) shall determine whether to accept (and when to make effective) such resignation, fill any vacancy or take other appropriate action.

SECTION 2.04. NEWLY CREATED DIRECTORSHIPS AND VACANCIES. Newly created Directorships resulting from an increase in the number of Directors and vacancies occurring in the Board for any reason, other than the removal of Directors without cause by the shareholders, may be filled by the majority of the Directors voting on the particular matter, if a quorum is present. If the number of Directors then in office is less than a quorum, such newly created Directorships and vacancies may be filled by the affirmative vote of a majority of the Directors in office. A Director elected by the Board to fill a vacancy shall serve until the next annual meeting of shareholders and until his or her successor, if there is to be one, has been elected and qualified.

SECTION 2.05. RESIGNATIONS. Any Director may resign at any time by giving written notice to the Chairman of the Board or the Secretary. Any such resignation shall take effect at the time specified therein, or if no time is specified therein, then upon delivery; and, unless otherwise provided therein, the acceptance of such resignation shall not be necessary to make it effective.

SECTION 2.06. REMOVAL OF DIRECTORS. Any or all of the Directors may be removed at any time (i) for cause by vote of the shareholders or by action of the Board or (ii) without cause by vote of the shareholders, except, in each case, as expressly provided otherwise by Section 706 of the Business Corporation Law. The Board shall fill vacancies occurring in the Board by reason of removal of Directors for cause. Vacancies occurring by reason of removal of Directors without cause shall be filled by the shareholders.

SECTION 2.07. QUORUM OF DIRECTORS; PARTICIPATION AT MEETINGS BY TELEPHONE.

(a) At all meetings of the Board, a majority of the number of Directors then in office shall be necessary and sufficient to constitute a quorum for the transaction of business and the vote of a majority of the Directors present at any meeting at which there is a quorum shall be the act of the Board, except as expressly provided otherwise by the statutes of the State of New York and except as provided in Section 2.04 and Section 2.12. A majority of the Directors present, whether or not a quorum is present, may adjourn any meeting of the Directors to another time and place. Notice of any adjournment of a meeting of the Directors to another time or place need not be given if such time and place are announced at the meeting.

(b) Any one or more members of the Board or any committee thereof may participate in a meeting of the Board or any such committee by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time. Participation by such means shall constitute presence in person at a meeting.

SECTION 2.08. ANNUAL MEETING. The Board shall meet following the adjournment of the annual meeting of shareholders in each year at such time and place as shall be determined by the Board. No notice of such meeting shall be necessary.

SECTION 2.09. REGULAR MEETINGS. Regular meetings of the Board may be held at such time and place as shall from time to time be fixed by the Board and no notice thereof shall be necessary.

SECTION 2.10. SPECIAL MEETINGS.

(a) Special meetings of the Board may be called at any time by the Chairman of the Board or any two (2) Directors.

(b) Notice of any special meeting of the Board shall state, in addition to the purposes, the date, place and hour of such meeting, and shall be given by overnight delivery service or mailed to each Director at least two (2) days before the day on which the meeting is to be held or by telecopy, electronic transmission, telephone or in person not later than the day before the meeting is to be held. Notice need not be given to any Director who, either before or after the meeting, submits a signed waiver of such notice or who attends such meeting without protesting, prior to or at its commencement, the lack of notice to such Director.

SECTION 2.11. COMPENSATION. The Board has the authority to fix the compensation of Directors for services in any capacity.

SECTION 2.12. COMMITTEES. The Board, by resolution adopted by a majority of the Board (inclusive of any vacancies on the Board), may designate from among its members one or more committees, each consisting of one or more Directors, and each of which shall serve at the pleasure of the Board and, to the extent provided in the resolution, shall have all the authority of the Board, except that no such committee shall have authority as to the following matters:

(i)	The submission to shareholders of any action that needs shareholder approval under the Business Corporation Law.

(ii)	The filling of vacancies in the Board or in any committee thereof.

(iii)	The fixing of compensation of the Directors for serving on the Board or on any committee thereof.

(iv)	The amendment or repeal of these By-laws, or the adoption of new By-laws.

(v)	The amendment or repeal of any resolution of the Board which by its terms shall not be so amendable or repealable.

(vi)	The declaration of dividends.

SECTION 2.13. INTERESTED DIRECTORS.

(a) No contract or other transaction between the Corporation and one or more of its Directors, or between the Corporation and any other corporation, firm, association or other entity in which one or more of the Corporation’s Directors are directors or officers, or have a substantial financial interest, shall be either void or voidable for this reason alone or by reason alone that such Director or Directors are present at the meeting of the Board, or of a committee thereof, which approves such contract or transaction, or that his or her or their votes are counted for such purpose:

(i) If the material facts as to such Director’s interest in such contract or transaction and as to any such common directorship, officership or financial interest are disclosed in good faith or known to the Board or committee, and the Board or committee approves such contract or transaction by a vote sufficient for such purpose without counting the vote of such interested Director or, if the votes of the disinterested Directors are insufficient to constitute an act of the Board as defined in Section 708 of the Business Corporation Law, by unanimous vote of the disinterested Directors; or

(ii) If the material facts as to such Director’s interest in such contract or transaction and as to any such common directorship, officership or financial interest are disclosed in good faith or known to the shareholders entitled to vote thereon, and such contract or transaction is approved by vote of such shareholders.

(b) Common or interested Directors may be counted in determining the presence of a quorum at a meeting of the Board or of a committee which approves such contract or transaction.

SECTION 2.14. LOANS TO DIRECTORS. The Corporation may not lend money to or guarantee the obligation of a Director unless the particular loan or guarantee is approved by the shareholders, with the holders of a majority of the votes of shares entitled to vote thereon constituting a quorum. For this purpose, shares held of record or beneficially by Directors who are benefitted by such loan or guarantee shall not be entitled to vote or to be included in the determination of a quorum.

SECTION 2.15. CONSENT TO ACTION. Any action required or permitted to be taken by the Board or any committee thereof may be taken without a meeting if all members of the Board or committee, as applicable, consent in writing to the adoption of a resolution authorizing the action. The resolution and the written consents thereto by the members of the Board or committee shall be filed with the minutes of the proceedings of the Board or committee.

ARTICLE III

OFFICERS

SECTION 3.01. CHAIRMAN OF THE BOARD. There shall be a Chairman of the Board. The Chairman of the Board may be, but need not be, an officer or employee of the Corporation. The Chairman of the Board shall be chosen from among the Directors. The Chairman of the Board shall preside at all meetings of the Directors at which he or she is present and may attend any meeting of any committee of the Board, whether or not a member of such committee. The Chairman of the Board shall have such powers and perform such other duties as may be assigned to him or her by the Board.

SECTION 3.02. NUMBER. The Board may elect or appoint a Chief Executive Officer, a President, one or more Vice Presidents, a Treasurer, a Secretary, one or more Assistant Treasurers and Assistant Secretaries, and such other officers as the Board may from time to time determine. Any two or more offices may be held by the same person, except the offices of President and Secretary.

SECTION 3.03. TERM. Subject to the provisions of Section 3.04, all officers shall be elected or appointed to hold office for the term for which he or she is elected or appointed and until his or her successor has been elected or appointed and qualified by the Board.

SECTION 3.04. REMOVAL. Any officer elected or appointed by the Board may be removed by the Board, with or without cause, at any time. The removal of an officer without cause shall be without prejudice to his or her contract rights, if any; however, his or her election or appointment as an officer shall not of itself create contract rights.

SECTION 3.05. RESIGNATIONS. Any officer may resign at any time by giving written notice to the Chairman of the Board, the President or the Secretary. Any such resignation shall take effect at the time specified therein, or if no time is specified therein, then upon delivery.

SECTION 3.06. VACANCIES. A vacancy in any office shall be filled by the Board.

SECTION 3.07. CHIEF EXECUTIVE OFFICER. The Chief Executive Officer shall, subject to the direction of the Board, have general and active control of the affairs and business of the Corporation and general supervision of its officers, officials, employees and agents.

SECTION 3.08. PRESIDENT. The President shall, in the absence or disability of the Chief Executive Officer, exercise the powers and duties of the Chief Executive Officer. The President shall have such powers and perform such other duties as may be assigned to him or her by the Board.

SECTION 3.09. VICE PRESIDENTS. Each Vice President shall have such powers and shall perform such duties as may be assigned to him or her by the Board.

SECTION 3.10. TREASURER. The Treasurer shall have charge and custody of, and be responsible for, all funds and securities of the Corporation, and deposit all such funds in the name of and to the credit of the Corporation in such banks, trust companies or other depositories as shall be selected by the Board. The Treasurer may sign certificates for stock of the Corporation authorized by the Board. He or she shall also perform all other duties customarily incident to the office of Treasurer and such other duties as from time to time may be assigned to him or her by the Board.

SECTION 3.11. ASSISTANT TREASURERS. The Assistant Treasurers shall, in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer, and shall perform such other duties and have such other powers as the Board may, from time to time, prescribe.

SECTION 3.12. SECRETARY. It shall be the duty of the Secretary to act as secretary of all meetings of the Board, and of the shareholders, and to keep the minutes of all such meetings at which he or she shall so act in a proper book or books to be provided for that purpose; he or she shall see that all notices required to be given by the Corporation are duly given and served; he or she may sign and execute in the name of the Corporation certificates for the stock of the Corporation, deeds, mortgages, bonds, contracts or other instruments authorized by the Board; he or she shall prepare, or cause to be prepared, for use at meetings of shareholders the list of shareholders as of the record date and shall certify, or cause the transfer agent to certify, such list; he or she shall keep a current list of the Directors and officers and their residence addresses; and he or she shall be custodian of the seal of the Corporation and shall affix the seal, or cause it to be affixed, to all agreements, documents and other papers requiring the same. The Secretary shall have custody of the Corporation’s minute book containing the minutes of all meetings of shareholders, Directors, and the committees of the Board, and of all other contracts and documents which are not in the custody of the Treasurer, or in the custody of some other person authorized by the Board to have such custody.

SECTION 3.13. ASSISTANT SECRETARIES. The Assistant Secretaries shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary, and shall perform such other duties and have such other powers as the Board may, from time to time, prescribe.

SECTION 3.14. ASSIGNMENT AND TRANSFER OF STOCKS, BONDS AND OTHER SECURITIES. The Chief Executive Officer, the Treasurer, the Secretary, any Assistant Treasurer, any Assistant Secretary, and each of them, shall have power to assign, or to endorse for transfer, under the corporate seal, and to deliver, any stocks, bonds, subscription rights, or other securities, or any beneficial interest therein, held or owned by the Corporation.

SECTION 3.15. VOTING SECURITIES OWNED BY THE CORPORATION. Powers of attorney, proxies, waivers or notice of meeting, consents and other instruments relating to securities owned by the Corporation may be executed in the name of and on behalf of the Corporation by the Chief Executive Officer, the President, the Treasurer or the Secretary. The Chief Executive Officer, the President, the Treasurer, the Secretary or any other officer authorized by any of the foregoing or the Board may, in the name of and on behalf of the Corporation, take all such action as any such officer may deem advisable to vote in person or by proxy at any meeting of security holders of any corporation in which the Corporation may own securities and at any such meeting shall possess and may exercise any and all rights and powers incident to the ownership of such securities and which, as the owner thereof, the Corporation might have possessed and exercised if present.

ARTICLE IV

CAPITAL STOCK

SECTION 4.01. STOCK CERTIFICATES. The shares of stock of the Corporation shall be represented by certificates or shall be uncertificated shares that may be evidenced by a book-entry system maintained by the registrar of such stock, or a combination of both. Any share certificates shall be signed by the Chairman of the Board or the President or a Vice President and the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer, and may be sealed with the seal of the Corporation or a facsimile thereof. The signatures of the officers upon a certificate may be facsimiles if (i) the certificate is countersigned by a transfer agent or registered by a registrar other than the Corporation itself or its employee or (ii) the shares are listed on a registered national securities exchange. In case any officer who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if he or she were such officer at the date of issue. Each certificate representing shares shall also set forth such additional information as is required by the Business Corporation Law.

SECTION 4.02. TRANSFERS. Shares of stock of the Corporation shall be transferable in the manner provided by the laws of the State of New York and in these By-laws. Transfers of stock shall be made on the books of the Corporation only by the person named in the certificate or by such person’s attorney lawfully constituted in writing and upon the surrender of the certificate therefor, which shall be cancelled before the new certificate shall be issued; or in the case of uncertificated shares of stock, upon receipt of proper transfer instructions from the registered holder of the shares or by such person’s attorney lawfully constituted in writing, and compliance with appropriate procedures for transferring shares in uncertificated form. The Corporation shall be entitled to recognize and enforce any lawful restriction on transfer.

SECTION 4.03. REGISTERED HOLDERS. The Corporation shall be entitled to treat and shall be protected in treating the persons in whose names shares or any warrants, rights or options stand on the record of shareholders, warrant holders, right holders or option holders, as the case may be, as the owners thereof for all purposes and shall not be bound to recognize any equitable or other claim to, or interest in, any such share, warrant, right or option on the part of any other person, whether or not the Corporation shall have notice thereof, except as expressly provided otherwise by the statutes of the State of New York.

SECTION 4.04. NEW CERTIFICATES. The Corporation may issue a new certificate for shares of stock in place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Directors may, in their discretion, require the owner of the lost, stolen or destroyed certificate, or his or her legal representative, to give the Corporation a bond of indemnity in form and amount and with one or more sureties satisfactory to the Directors to indemnify the Corporation against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of any such new certificate. A new certificate may be issued without requiring any bond when, in the judgment of the Directors, it is proper so to do.

SECTION 4.05. TRANSFER AND REGISTRY AGENTS. The Corporation may, from time to time, maintain one or more transfer offices or agencies and/or registry offices at such place or places as may be determined from time to time by the Board; and the Board may, from time to time, define the duties of such transfer agents and registrars and make such rules and regulations as it may deem expedient, not inconsistent with these By-laws, concerning the issue, transfer and registration of certificates for stock or uncertificated stock of the Corporation.

ARTICLE V

FINANCIAL NOTICES TO SHAREHOLDERS

SECTION 5.01. DIVIDENDS. Subject to the limitations prescribed by law, the Board, in its absolute discretion, may declare and pay dividends or make other distributions in cash or the Corporation’s bonds or property, including the shares or bonds of other corporations, on the Corporation’s outstanding shares, except when currently the Corporation is insolvent or would thereby be made insolvent, or when the declaration, payment or distribution would be contrary to any restrictions contained in the Certificate of Incorporation. When any dividend is paid or any other distribution is made, in whole or in part, from sources other than earned surplus, it shall be accompanied by a written notice (i) disclosing the amounts by which such dividend or distribution affects stated capital and surplus or (ii) if such amounts are not determinable at the time of such notice, disclosing the approximate effect of such dividend or distribution upon stated capital and surplus and stating that such amounts are not yet determinable.

SECTION 5.02. SHARE DISTRIBUTION AND CHANGES.

(a) Every distribution to shareholders of certificates representing a share distribution or a change of shares which affects stated capital or surplus shall be accompanied by a written notice (i) disclosing the amounts by which such distribution or change affects stated capital and surplus or (ii) if such amounts are not determinable at the time of such notice, disclosing the approximate effect of such distribution or change upon stated capital and surplus and stating that such amounts are not yet determinable.

(b) When issued shares are changed in any manner which affects stated capital or surplus, and no distribution to shareholders of certificates representing any shares resulting from such change is made, disclosure of the effect of such change upon the stated capital and surplus shall be made in the next financial statement covering the period in which such change is made that is furnished by the Corporation to holders of shares of the class or series so changed or, if practicable, in the first notice of dividend or share distribution or change that is furnished to such shareholders between the date of the change of shares and the next such financial statement, and in any event within six (6) months of the date of such change.

SECTION 5.03. CANCELLATION OF REACQUIRED SHARES.

(a) Shares that have been issued and have been purchased, redeemed or otherwise reacquired by the Corporation shall be cancelled if they are reacquired out of stated capital, or if they are converted shares, or if the Certificate of Incorporation requires that such shares be cancelled upon reacquisition.

(b) Any shares reacquired by the Corporation and not required to be cancelled may be either retained as treasury shares or cancelled by the Board at the time of reacquisition or at any time thereafter.

(c) Neither the retention of reacquired shares as treasury shares, nor their subsequent distribution to shareholders or disposition for a consideration shall change the stated capital. When treasury shares are disposed of for a consideration, the surplus shall be increased by the full amount of the consideration received.

(d) Shares cancelled under this Section are restored to the status of authorized but unissued shares. However, if the Certificate of Incorporation prohibits the reissue of any shares required or permitted to be cancelled under this Section, the Board by certificate of amendment under Section 805 of the Business Corporation Law shall reduce the number of authorized shares accordingly.

SECTION 5.04. REDUCTION OF STATED CAPITAL. When a reduction of stated capital has been effected under Section 516 of the Business Corporation Law, the amount of such reduction shall be disclosed in the next financial statement covering the period in which such reduction is made that is furnished by the Corporation to all its shareholders or, if practicable, in the first notice of dividend or share distribution that is furnished to the holders of each class or series of its shares between the date of such reduction and the next such financial statement, and in any event to all its shareholders within six (6) months of the date of such reduction.

SECTION 5.05. CONVERTIBLE OR EXCHANGEABLE SHARES AND BONDS. Should the Corporation issue any convertible or exchangeable shares, then, when shares have been converted or exchanged, they shall be cancelled. When bonds have been converted or exchanged, they shall be cancelled and not reissued except upon compliance with the provisions of Section 519 of the Business Corporation Law.

ARTICLE VI

INDEMNIFICATION

SECTION 6.01. RIGHT TO INDEMNIFICATION.

(a) The Corporation shall indemnify, defend and hold harmless any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, investigative or other, including appeals, by reason of the fact that he or she is or was a Director, officer or employee of the Corporation, or is or was serving at the request of the Corporation as a director, officer or employee of any corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a Director, officer or employee or in any other capacity while serving as a Director, officer or employee, to the fullest extent authorized by the Business Corporation Law, as the same exists or may hereafter be amended, against all expenses, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith; provided, however, that except as provided in Section 6.02 with respect to proceedings seeking to enforce rights to indemnification, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if the proceeding (or part thereof) was authorized by the Board.

(b) The right to indemnification conferred in this Article shall be a contract right and shall include the right to be paid by the Corporation expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that if required by law at the time of such payment, the payment of such expenses incurred by a Director or officer in his or her capacity as a Director or officer (and not in any other capacity in which service was or is rendered by such person while a Director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of such proceeding, shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such Director or officer, to repay all amounts so advanced if it should be determined ultimately that such Director or officer is not entitled to be indemnified under this Section or otherwise.

(c) As used in this Article VI, “employee” includes both an active employee in the Corporation’s service, as well as a retired employee who is or has been a party to a written agreement under which he or she might be, or might have been, obligated to render services to the Corporation.

SECTION 6.02. RIGHT OF CLAIMANT TO BRING SUIT. If a claim under Section 6.01 is not paid in full by the Corporation within sixty (60) days or, in cases of advances of expenses, twenty (20) days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the Business Corporation Law for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including the Board, independent legal counsel or its shareholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Business Corporation Law, nor an actual determination by the Corporation (including the Board, independent legal counsel or its shareholders) that the claimant had not met such applicable standard of conduct shall be a defense to the action or create a presumption that claimant had not met the applicable standard of conduct. The Corporation shall be precluded from asserting in any judicial proceeding commenced pursuant to this Article that the procedures and presumptions of this Article are not valid, binding and enforceable and shall stipulate in any such proceeding that the Corporation is bound by all provisions of this Article.

SECTION 6.03. NONEXCLUSIVENESS.

(a) The indemnification and advancement of expenses granted pursuant to, or provided by, this Article shall not be deemed exclusive of any other rights to which a Director or officer seeking indemnification or advancement of expenses may be entitled, whether contained in the Certificate of Incorporation or these By-laws or, when authorized by the Certificate of Incorporation or these By-laws, (i) a resolution of shareholders, (ii) a resolution of Directors or (iii) an agreement providing for such indemnification, provided that no indemnification may be made to or on behalf of any Director or officer if a judgment or other final adjudication adverse to the Director or officer establishes that his or her acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated, or that he or she personally gained in fact a financial profit or other advantage to which he or she was not legally entitled. Nothing contained in this Article shall affect any rights to indemnification to which corporate personnel other than Directors and officers may be entitled by contract or otherwise under law.

(b) The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Article (i) shall apply to acts or omissions antedating the adoption of this By-law, (ii) shall be severable, (iii) shall not be exclusive of other rights to which any Director, officer or employee may now or hereafter become entitled apart from this Article, (iv) shall continue as to a person who has ceased to be such Director, officer or employee and (v) shall inure to the benefit of the heirs, executors and administrators of such a person.

SECTION 6.04. INSURANCE FOR INDEMNIFICATION OF DIRECTORS AND OFFICERS.

(a) Subject to paragraph (b) of this Section, the Corporation shall have the power to purchase and maintain insurance to indemnify (i) the Corporation for any obligation which it incurs as a result of the indemnification of Directors and officers under the provisions of this Article, (ii) Directors and officers in instances in which they may be indemnified by the Corporation under the provisions of this Article and (iii) Directors and officers in instances in which they may not otherwise be indemnified by the Corporation under the provisions of this Article, provided the contract of insurance covering such Directors and officers provides, in a manner acceptable to the Superintendent of Financial Services of the State of New York, for a retention amount and for co-insurance.

(b) No insurance under paragraph (a) of this Section may provide for any payment, other than cost of defense, to or on behalf of any Director or officer (i) if a judgment or other final adjudication adverse to the insured Director or officer establishes that his or her acts of active and deliberate dishonesty were material to the cause of action so adjudicated, or that he or she personally gained in fact a financial profit or other advantage to which he or she was not legally entitled, or (ii) in relation to any risk the insurance of which is prohibited under the insurance law of the State of New York.

ARTICLE VII

MISCELLANEOUS

SECTION 7.01. OFFICES. The Corporation shall maintain an office in the City of New York, County of New York, State of New York. The Corporation may also have offices at other places, within and/or without the State of New York.

SECTION 7.02. SEAL. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its incorporation and the words “Corporate Seal of New York”.

SECTION 7.03. CHECKS. All checks or demands for money shall be signed by such person or persons as the Board may from time to time determine.

SECTION 7.04. FISCAL YEAR. The fiscal year of the Corporation shall end on the last Sunday in the month of June, and the following day (regardless of the month) shall be the first day of the next fiscal year of the Corporation.

SECTION 7.05. BOOKS AND RECORDS. The Corporation shall keep correct and complete books and records of account and shall keep minutes of the proceedings of its shareholders, the Board and any committee of the Board, and shall keep at the office of the Corporation in the State of New York or at the office of its transfer agent or registrar in the State of New York, a record containing the names and addresses of all shareholders, the number and class of shares held by each and the dates when they respectively became the owners of record thereof. Any of the foregoing books, records or minutes may be in written form or in any other form capable of being converted into written form within a reasonable time.

SECTION 7.06. DUTY OF DIRECTORS AND OFFICERS. Directors and officers shall perform the duties of their respective positions in good faith and with that degree of care which ordinarily prudent persons in like positions would exercise under similar circumstances. In performing his or her duties, a Director or officer may rely on information, opinions, reports or statements, including financial statements and other financial data, in each case, prepared or presented by:

(i)	one or more officers or employees of the Corporation or of any other corporation of which at least fifty percentum of the outstanding shares of stock entitling the holders thereof to vote for the election of directors is owned directly or indirectly by the Corporation, whom the Director or officer believes to be reliable and competent in the matters presented,

(ii)	counsel, public accountants or other persons as to matters which the Director or officer believes to be within such person’s professional or expert competence, or

(iii)	a committee of the Board upon which the Director or officer does not serve, duly designated in accordance with a provision of the Certificate of Incorporation or these By-laws, as to matters within its designated authority, which committee the Director or officer believes to merit confidence, so long as in so relying he or she shall be acting in good faith and with such degree of care, but he or she shall not be considered to be acting in good faith if he or she has knowledge concerning the matter in question that would cause such reliance to be unwarranted. A person who so performs his or her duties shall have no liability by reason of being or having been a Director of officer of the Corporation.

SECTION 7.07. WHEN NOTICE OR LAPSE OF TIME UNNECESSARY; NOTICES DISPENSED WITH WHEN DELIVERY IS PROHIBITED.

(a) Whenever, under the Business Corporation Law, the Certificate of Incorporation or these By-laws, or by the terms of any agreement or instrument, the Corporation or the Board or any committee thereof is authorized to take any action after notice to any person or persons or after the lapse of a prescribed period of time, such action may be taken without notice and without the lapse of such period of time, if at any time before or after such action is completed the person or persons entitled to such notice or entitled to participate in the action to be taken or, in the case of a shareholder, by his or her attorney-in-fact, submit a signed waiver of notice of such requirements.

(b) Whenever any notice or communication is required to be given to any person by the Business Corporation Law, the Certificate of Incorporation or these By-laws, or by the terms of any agreement or instrument, or as a condition precedent to taking any corporate action and communication with such person is then unlawful under any statute of the State of New York or of the United States or any regulation, proclamation or order issued under said statutes, then the giving of such notice or communication to such person shall not be required and there shall be no duty to apply for license or other permission to do so. Any affidavit, certificate or other instrument which is required to be made or filed as proof of the giving of any notice or communication required by the Business Corporation Law shall, if such notice or communication to any person is dispensed with under this paragraph, include a statement that such notice or communication was not given to any person with whom communication is unlawful. Such affidavit, certificate or other instrument shall be as effective for all purposes as though such notice or communication had been personally given to such person.

SECTION 7.08. AMENDMENT OF BY-LAWS. These By-laws may be amended or repealed and new By-laws adopted by the Board or by a majority of the votes cast by the shares at the time entitled to vote in the election of any Directors, except that any By-law adopted by the Board may be amended or repealed by the shareholders entitled to vote thereon as provided in the Business Corporation Law.

SECTION 7.09. NONAPPLICATION OF THE NORTH CAROLINA SHAREHOLDER PROTECTION ACT. The provisions of North Carolina General Statutes 55-9-01 through 55-9-05 shall not be applicable to the Corporation.

SECTION 7.10. SUBJECT TO LAW AND CERTIFICATE OF INCORPORATION. All powers, duties, acts and responsibilities provided for in these By-laws, whether or not explicitly so qualified, are qualified by the provisions of applicable law and the Certificate of Incorporation.

SECTION 7.11. SECTION HEADINGS. The headings to the Articles and Sections of these By-laws have been inserted for convenience of reference only and shall not be deemed to be a part of these By-laws.

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